                                                                   EXHIBIT (8)-4













                                 October 9, 1998






First Citizens Bancorp, Inc.
Post Office Box 807
Monroeville, Alabama 36461

Ladies and Gentlemen:


         We have acted as special counsel to First Citizens Bancorp, Inc., an Alabama corporation ("First Citizens"), in connection with certain transactions to be undertaken pursuant to the Third Amended and Restated Reorganization Agreement and Plan of Merger dated as of April 15, 1998 (the "Plan of Merger") by and among First Citizens, Warrior Capital Corporation, an Alabama corporation ("Warrior"), and The Banc Corporation, a Delaware corporation ("TBC") and in connection with the filing of a Registration Statement on Form S-4 Registration No. 333-58493 (the "Registration Statement") by TBC in connection therewith. First Citizens will merge with and into TBC with TBC surviving the merger (the "First Citizens Merger") pursuant to the Plan of Merger. This opinion is being delivered pursuant to Section 3.2(b) of the Plan of Merger.


         Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Registration Statement or in certificates delivered to us by First Citizens and TBC (the "Certificates"). All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

         For the purpose of rendering this opinion, we have examined originals, certified copies or copies otherwise identified to our satisfaction as being true copies of the original of the following documents (including all exhibits and schedules attached thereto):

                  (a)      the Plan of Merger;

                  (b) the Management Certificate signed by an authorized officer of TBC and attached as Exhibit A;


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First Citizens Bancorp, Inc.
October 9, 1998
Page 2



                  (c) the Management Certificate signed by an authorized officer of First Citizens and attached as Exhibit B;

                  (d)      the Registration Statement; and

                  (e) such other instruments and documents related to the consummation of the First Citizens Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

         In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof):

                  1. that original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there is (or will be prior to the Closing) due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof;


                  2. the truth and accuracy at all relevant times (including the Effective Time), of all representations, warranties and statements made or agreed to by First Citizens and TBC, their managements, employees, officers, directors and shareholders in connection with the First Citizens Merger, including but not limited to those set forth in the Plan of Merger and the Certificates; that any such representation, warranty or statement made "to the best knowledge of" or otherwise similarly qualified is correct without such qualification; that all covenants contained in such Plan of Mergers are performed without waiver or breach of any material provision thereof;


                  3. that no outstanding indebtedness of First Citizens or TBC has or will represent equity for tax purposes; no outstanding equity of First Citizens or TBC has represented or will represent indebtedness for tax purposes; no outstanding security, instrument, agreement or arrangement that provides for, contains or represents either a right to acquire First Citizens Common Stock or to share in the appreciation thereof constitutes or will constitute "stock" for purposes of Section 368(c) of the Code; and

                  4. that the First Citizens Merger will be consummated pursuant to the Plan of Merger and as described in the Registration Statement and will be reported by First and TBC on their respective federal income tax returns in a manner consistent with the opinion set forth below.

First Citizens Bancorp, Inc.
October 9, 1998
Page 3



         Based on our examination of the foregoing items and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that for federal income tax purposes:

                  (i) The First Citizens Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and TBC and First Citizens will each be a party to the reorganization within the meaning of
Section 368(b) of the Code;

                  (ii) No gain or loss will be recognized by TBC or First Citizens as a result of the First Citizens Merger;

                  (iii) No gain or loss will be recognized by a First Citizens shareholder who receives solely shares of TBC Common Stock in exchange for First Citizens Common Stock;

                  (iv) The receipt of cash in lieu of fractional shares of TBC Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by TBC. These payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302(a) of the Code, provided the redemption is not essentially equivalent to a dividend;

                  (v) The aggregate tax basis of the shares of TBC Common Stock received by a First Citizens shareholder will be equal to the aggregate tax basis of the First Citizens Common Stock exchanged therefor, excluding any basis allocable to a fractional share of TBC Common Stock for which cash is received;

                  (vi) The holding period of the shares of TBC Common Stock received by a First Citizens shareholder will include the holding period or periods of the First Citizens Common Stock exchanged therefor, provided that the First Citizens Common Stock is held as a capital asset within the meaning of
Section 1221 of the Code at the Effective Time.


         This opinion does not address the various state, local or foreign tax consequences that may result from the First Citizens Merger. In addition, no opinion is expressed as to any federal income tax consequence of the First Citizens Merger except as specifically set forth herein and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. In particular, we express no opinion regarding, among other things (i) the tax consequences of the First Citizens Merger that may be relevant to particular shareholders of First Citizens such as dealers in securities, foreign persons, holders of options or warrants, and holders of shares acquired upon exercise of stock options or in other compensatory transactions, (ii) the tax consequences to First Citizens stockholders of other transactions effected prior to or after the First Citizens Merger

First Citizens Bancorp, Inc.
October 9, 1998
Page 4



(whether or not such transactions are consummated in connection with the First Citizens Merger), and (iii) the tax consequences of the First Citizens Merger to First Citizens and TBC under Section 1502 of the Code and the Income Tax Regulations issued thereunder.

         No opinion is expressed as to any transactions other than the First Citizens Merger as described in the Plan of Merger or to any transaction whatsoever including the First Citizens Merger if all the transactions described or contemplated in the Plan of Merger and the Registration Statement (including the agreements referred to therein) are not consummated in accordance with their terms and without waiver of any material provision thereof. To the extent any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not complete, correct, true and accurate in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

         This opinion only represents our best judgment as to the federal income tax consequences of the First Citizens Merger and is not binding on the Internal Revenue Service or the courts. The conclusions are based on the Code, existing judicial decisions, administration regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

         We understand that counsel for TBC, Haskell, Slaughter & Young, L.L.C., has rendered a tax opinion substantially similar to this opinion concerning the federal income tax consequences of the First Citizens Merger.

         This opinion has been delivered to you for the purpose of filing with the Registration Statement and may not be distributed or otherwise made available to any other person or entity without our prior written consent. We consent to the use of this form of opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                                Sincerely,




                                                BALCH & BINGHAM LLP

                                    EXHIBIT A

                             MANAGEMENT CERTIFICATE

                                 October 9, 1998



Balch & Bingham LLP                      Haskell Slaughter & Young, L.L.C.
1901 Sixth Avenue North                           1200 AmSouth /Harbert Plaza
Suite 2600                                        1901 Sixth Avenue North
Birmingham, Alabama  35203                        Birmingham, Alabama 35203

         RE: First Citizens Merger pursuant to that certain Third Amended and Restated Reorganization Agreement and Plan of Merger (the "Plan of Merger"), dated as of April 15, 1998, by and among First Citizens Bancorp, Inc., an Alabama corporation ("First Citizens"), Warrior Capital Corporation, an Alabama corporation ("Warrior"), and The Banc Corporation, a Delaware corporation ("TBC")

Ladies and Gentlemen:

         This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code"), of the First Citizens Merger pursuant to the terms of the Plan of Merger, as described in more detail in the Plan of Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Plan of Merger.

         A. REPRESENTATIONS. After consulting with its counsel and auditors regarding the meaning of and the factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the First Citizens Merger and thereafter where relevant:

                  1. The First Citizens Merger will be consummated in compliance with the material terms of the Plan of Merger and none of the material terms and conditions therein have been waived or modified. TBC has no plan or intention to waive or modify further any such material term or condition.

                  2. TBC's principal reasons for participating in the First Citizens Merger are bona fide business reasons.

                  3. TBC has no plan or intention to reacquire any of its stock issued in the First Citizens Merger, although TBC may employ general stock repurchase programs in the future which would be indiscriminate as to holders of stock from whom repurchased.

                  4. TBC has no plan or intention to sell or otherwise dispose of any of the assets of First Citizens acquired in the First Citizens Merger, except for dispositions made in the ordinary course of business or transfers described in Code Section 368(a)(2)(C).

                  5. Following the First Citizens Merger, TBC, directly or through a wholly- owned subsidiary of TBC, will continue the historic business of First Citizens or use a significant portion of First Citizens's historic business assets in a business.

                  6. With respect to both TBC and the Bank, and at the Effective Time, not more than twenty-five percent (25%) of the fair market value of its adjusted total assets consists of stock and securities of any one issuer, and not more than fifty percent (50%) of the fair market value of its adjusted total assets consists of stock and securities of five or fewer issuers. For purposes of the preceding sentence, (a) a corporation's adjusted total assets exclude cash, cash items (including accounts receivable and cash equivalents), and United States government securities, (b) a corporation's adjusted total assets exclude stock and securities issued by any subsidiary at least fifty percent (50%) of the voting power or fifty percent (50%) of the total fair market value of the stock of which is owned by the corporation, but the corporation is treated as owning directly a ratable share (based on the percentage of the fair market value of the subsidiary's stock owned by the corporation) of the assets owned by any such subsidiary, and (c) all corporations that are members of the same "controlled group" within the meaning of section 1563(a) of the Code are treated as a single issuer.

                  7. The payment of cash in the First Citizens Merger in lieu of fractional shares of TBC Common Stock is solely for the purpose of avoiding the expense and inconvenience to TBC of issuing fractional shares and does not represent separately bargained-for consideration. The TBC fractional share interests to which each First Citizens shareholder may be entitled in the First Citizens Merger will be aggregated and no First Citizens shareholder will receive cash in an amount equal to or greater than the value of one full share of TBC Common Stock, except for any cases in which an First Citizens shareholder holds beneficial interests in shares of First Citizens through more than one account and such multiple accounts cannot be aggregated either because the beneficial interest cannot be identified or it would be improper to do so.

                  8. Except with respect to (i) payments of cash to First Citizens shareholders in lieu of fractional shares of TBC Common Stock, and (ii) payments of cash to First Citizens dissenting shareholders, if any, one hundred percent (100%) of the First Citizens Common Stock outstanding immediately prior to the First Citizens Merger will be exchanged solely for TBC Common Stock. Thus, except as set forth in the preceding sentence, TBC intends that no consideration be paid or received (directly or indirectly, actually or constructively) for First Citizens Common Stock other than TBC Common Stock.

                  9. The total fair market value of all consideration other than TBC Common Stock received by First Citizens shareholders in exchange for their First Citizens Common Stock in the First Citizens Merger (including, without limitation, cash paid to First Citizens dissenting shareholders, if any, but excluding cash paid in lieu of fractional shares of TBC Common Stock) will be less than ten percent (10%) of the aggregate fair market value of First Citizens Common Stock outstanding immediately prior to the First Citizens Merger. In addition, the total cash consideration that will be paid in the First Citizens Merger to First Citizens shareholders in lieu of fractional shares of TBC Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the First Citizens Merger to First Citizens shareholders in exchange for their shares of First Citizens Common Stock.

                  10. At the Effective Time of the First Citizens Merger, the fair market value of the TBC Common Stock and the other consideration received by each First Citizens shareholder will be approximately equal to the aggregate fair market value of the First Citizens Common Stock surrendered by each such First Citizens shareholder in exchange therefor.

                  11. There is no intercorporate indebtedness existing between TBC and First Citizens that was issued, acquired, or will be settled at a discount.

                  12. None of the compensation payments received by any shareholder of First Citizens will be separate consideration for, or attributable to, any of their shares of First Citizens Common Stock; none of the shares of TBC Common Stock received by any shareholder of First Citizens will be separate consideration for, or attributable to, any employment agreement, consulting agreement or any covenants not to compete or otherwise for the performance of services; and the compensation paid to any shareholder of First Citizens will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                  13. TBC, First Citizens and the shareholders of First Citizens will pay their respective expenses, if any, incurred in connection with the First Citizens Merger.

         B.       RELIANCE BY YOU IN RENDERING OPINIONS; LIMITATIONS ON YOUR
                  OPINIONS.

                  1. The undersigned recognizes that (i) your opinions will be based on, among other things, the representations and statements set forth herein, in the Plan of Merger and in the documents related thereto, and
(ii) your opinions will be subject to certain limitations, qualifications and assumptions including that the opinions may not be relied upon if any such representations or statements are not accurate in all material respects.

                  2. The undersigned recognizes that your opinions will not address any tax consequences of the First Citizens Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                        Very truly yours,

                                        THE BANC CORPORATION
                                        a Delaware corporation


                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                   EXHIBIT B

                             MANAGEMENT CERTIFICATE




                                October 9, 1998




Balch & Bingham LLP                       Haskell  Slaughter  & Young, L.L.C.
1901 Sixth Avenue North                   1200 AmSouth/Harbert Plaza
Suite 2600                                     1901 Sixth Avenue North
Birmingham, Alabama  35203                Birmingham, Alabama 35203

         RE: First Citizens Merger pursuant to that certain Third Amended and Restated Reorganization Agreement and Plan of Merger (the "Plan of Merger"), dated as of April 15, 1998, by and among First Citizens Bancorp, Inc., an Alabama corporation ("First Citizens"), Warrior Capital Corporation, an Alabama corporation ("Warrior"), and The Banc Corporation, a Delaware corporation ("TBC")

Ladies and Gentlemen:

                  This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code"), of the First Citizens Merger pursuant to the terms of the Plan of Merger, as described in more detail in the Plan of Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Plan of Merger.

                  REPRESENTATIONS. After consulting with its counsel and auditors regarding the meaning of and the factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the First Citizens Merger and thereafter where relevant:

                           The First Citizens Merger will be consummated in
                  compliance with the material terms of the Plan of Merger and none of the material terms and conditions therein have been waived or modified. First Citizens has no plan or intention to waive or modify further any such material term or condition. 2. First Citizens' principal reasons for participating in the First Citizens Merger are bona fide business reasons.

                           The total fair market value of all consideration
                  other than TBC Common Stock received by First Citizens shareholders in exchange for their First Citizens Common Stock in the First Citizens Merger (including, without limitation, cash paid to First Citizens dissenting shareholders, if any, but excluding cash paid in lieu of fractional shares of TBC Common Stock), will be less than ten percent (10%) of the aggregate fair market value of First Citizens Common Stock outstanding immediately prior to the First Citizens Merger.

                           The liabilities of First Citizens assumed by TBC and
                  the liabilities to which the transferred assets of First Citizens are subject have been incurred by First Citizens in the ordinary course of its business.

                           The fair market value of First Citizens's assets
                  transferred to TBC will, at the

Effective Time, exceed the aggregate liabilities of First Citizens assumed by TBC plus the amount of liabilities, if any, to which such assets are subject.

                           Other than shares of First Citizens Common Stock or
                  options to acquire such stock issued as compensation to present or former service providers (including, without limitation, employees and directors) of First Citizens in the ordinary course of business, if any, no issuances of First Citizens Common Stock or rights to acquire such stock have occurred or will occur during the period beginning with the commencement of negotiations (whether formal or informal) between First Citizens and TBC regarding the First Citizens Merger and ending on the Effective Time of the First Citizens Merger (the "Pre-Merger Period") other than pursuant to options, warrants or agreements outstanding prior to the Pre-Merger Period.


                           With respect to First Citizens, and at the Effective
                  Time, not more than twenty-five percent (25%) of the fair market value of its adjusted total assets consists of stock and securities of any one issuer, and not more than fifty percent (50%) of the fair market value of its adjusted total assets consists of stock and securities of five or fewer issuers. For purposes of the preceding sentence, (a) a corporation's adjusted total assets exclude cash, cash items (including accounts receivable and cash equivalents), and United States government securities, (b) a corporation's adjusted total assets exclude stock and securities issued by any subsidiary at least fifty percent (50%) of the voting power or fifty percent (50%) of the total fair market value of the stock of which is owned by the corporation, but the corporation is treated as owning directly a ratable share (based on the percentage of the fair market value of the subsidiary's stock owned by the corporation) of the assets owned by any such subsidiary, and (c) all corporations that are members of the same "controlled group" within the meaning of section 1563(a) of the Code are treated as a single issuer.



                           First Citizens is not under the jurisdiction of a
                  court in a Title 11 or similar case within the meaning of
                  Section 368(a)(3)(A) of the Code.

                           To the best knowledge of First Citizens, there is no
                  plan or intention by the shareholders of First Citizens to sell, exchange or otherwise dispose of a number of shares of TBC Common Stock received in the First Citizens Merger that would reduce the First Citizens shareholders' ownership of TBC Common Stock to a number of shares having a value, as of the Effective Time of the First Citizens Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding First Citizens Common Stock as of the Effective Time. For purposes of this representation, shares of First Citizens Common Stock (or portion thereof) (i) with respect to which a shareholder receives cash in lieu of fractional shares of TBC Common Stock or pursuant to the exercise of dissenters' rights and/or (ii) with respect to which a sale occurs during the Pre-Merger Period, shall be considered shares of outstanding First Citizens Common Stock exchanged for TBC Common Stock in the First Citizens Merger and then disposed of pursuant to a plan.

                           The payment of cash in lieu of fractional shares of
                  TBC Common Stock is solely for the purpose of avoiding the expense and inconvenience to TBC of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the First Citizens Merger to First Citizens shareholders in lieu of fractional shares of TBC Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the First Citizens Merger to First Citizens shareholders in exchange for their shares of First Citizens Common Stock. The TBC fractional share interests to which each First Citizens shareholder may be entitled in the First Citizens Merger will be aggregated, and no First Citizens shareholder will receive cash in an amount equal to or greater than the value of one full share of TBC Common Stock, except for any cases in which a First Citizens shareholder holds beneficial interests in shares of First Citizens through more than one account and such multiple accounts cannot be aggregated either because the beneficial interest cannot be identified or it would be improper to do so.

                           Except with respect to (i) payments of cash to First
                  Citizens shareholders in lieu of fractional shares of TBC Common Stock, and (ii) payments of cash to First Citizens shareholders perfecting dissenters' rights, one hundred percent (100%) of the First Citizens Common Stock outstanding immediately prior to the First Citizens Merger will be exchanged solely for TBC Common Stock. Thus, except as set forth in the preceding sentence, First Citizens intends that no consideration be paid or received (directly or indirectly, actually or constructively) for First Citizens Common Stock other than TBC Common Stock.

                           At the Effective Time of the First Citizens Merger,
                  the fair market value of the TBC Common Stock and other consideration received by each First Citizens shareholder will be approximately equal to the aggregate fair market value of the First Citizens Common Stock surrendered by each such First Citizens shareholder.

                           There is no intercorporate indebtedness existing
                  between TBC and First Citizens
that was issued, acquired or will be settled at a discount.

                           None of the compensation payments received by any
                  shareholder of First Citizens will be separate consideration for, or attributable to, any of their shares of First Citizens Common Stock; none of the shares of TBC Common Stock received by any shareholder of First Citizens will be separate consideration for, or attributable to, any employment agreement, consulting agreement, any covenants not to compete or otherwise for the performance of services; and the compensation paid to any shareholder of First Citizens will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                           TBC, First Citizens and the shareholders of First
                  Citizens will pay their respective expenses, if any, incurred in connection with the First Citizens Merger.


      RELIANCE BY YOU IN RENDERING OPINIONS; LIMITATIONS ON YOUR OPINIONS.

                           The undersigned recognizes that (i) your opinions
                  will be based on the representations and statements set forth herein, in the Plan of Merger and in the documents related thereto and (ii) your opinions will be subject to certain limitations and qualifications and assumptions, including that the opinions may not be relied upon if any such representations or statements are not accurate in all material respects.

                           The undersigned recognizes that your opinions will
                  not address any tax consequences of the First Citizens Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                       Very truly yours,

                                       FIRST CITIZENS BANCORP, INC.
                                       an Alabama corporation


                                       By:
                                          -------------------------
                                       Name:
                                            -----------------------
                                       Title:
                                             ----------------------